Exhibit 99.1

LaBranche & Co Inc. Jeffrey A. McCutcheon Senior Vice President & Chief Financial Officer (212) 820-6220

FOR IMMEDIATE RELEASE

LaBranche & Co Inc. Reports First Quarter 2010 Results

NEW YORK, April 20, 2010 – LaBranche & Co Inc. (NYSE: LAB) (the “Company”) today reported financial results for the first quarter ended March 31, 2010. The Company reported after-tax net income of $1.4 million, or $0.03 per diluted share, for the 2010 first quarter, which includes an after-tax charge of $4.3 million related to the redemption of all its remaining outstanding 11% Senior Notes due 2012. This compares to an after-tax net loss of $29.7 million, or $0.51 per share, for the 2009 first quarter.

On a pro-forma basis, the Company reported net income from continuing operations for the first quarter of 2010 of $2.0 million, or $0.04 per diluted share, compared to a pro-forma net loss from continuing operations of $32.9 million, or $0.56 per share, for the first quarter of 2009. These pro-forma results exclude the expense on early extinguishment of debt in the first quarter of 2010.

Commencing the first quarter of 2010, the Company is no longer adjusting its GAAP revenues to give pro forma effect to gains/losses in its NYX shares, due to the fact that the Company has sold approximately 2.0 million of its 3.1 million previously-owned NYX shares, leaving the Company with approximately 1.1 million NYX shares. Adjustments that had been made in prior periods to reflect the gains/losses in our NYX shares have been removed from the attached Regulation G reconciliation to enable the reader to compare similar measures in this quarter to the comparable prior-year period. The first quarter 2010 and 2009 results reported above include an after-tax gain on our NYX shares of $2.2 million and an after-tax loss of $17.8 million, respectively.

In the quarter ended March 31, 2010, the Company recorded a net additional tax benefit of $2.9 from the reduction of tax contingency reserves mainly due to the disposition of the DMM business and the completion of a tax audit offset by the establishment of a deferred tax asset valuation allowance. The $2.9 million tax benefit consisted of a $3.8 million tax benefit reflected in discontinued operations offset by a $0.9 million tax expense reflected in continuing operations.

On January 22, 2010, the Company sold LaBranche & Co. LLC’s designated market maker (“DMM”) business and related assets and retained all cash and other non-DMM assets of LaBranche & Co. LLC, including its NYX shares. On February 15, 2010, the Company redeemed all its remaining outstanding public indebtedness in the aggregate principal amount of $189.3 million, resulting in a reduction of the Company’s interest expense by approximately $21 million per year. The results reported for the first quarter of 2010 include approximately $2.6 million in interest paid by the Company on this indebtedness in 2010 until the redemption was completed. On March 1, 2010, the Company purchased approximately 8.5 million shares of its common stock pursuant to a tender offer. Following completion of the tender offer, the Company has approximately 43 million shares of common stock issued and outstanding.

The Company is the parent of LaBranche Structured Holdings, Inc., whose subsidiaries are market-makers in options, exchange-traded funds and futures on various exchanges domestically and internationally and LaBranche Financial Services, LLC, which provides securities execution, fixed income and brokerage services to institutional investors.

Certain statements contained in this release, including without limitation, statements containing the words “believes”, “intends”, “expects”, “anticipates”, and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward-looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results and performance of the Company and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The Company also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW

LaBranche & Co Inc.

Condensed Consolidated Statements of Operations

(all data in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2010	2009 (1)

REVENUES:
Net gain (loss) on trading	$27,723	$(35,783)
Commissions and other fees	5,338	7,889
Other	1,184	1,973

Total revenues	34,245	(25,921)

Interest Expense:
Debt	2,639	5,664
Inventory financing	5,083	5,636

Total interest expense	7,722	11,300

Revenues, net of interest expense	26,523	(37,221)

EXPENSES:
Employee compensation and related benefits	11,493	6,051
Exchange, clearing, brokerage and license fees	4,944	4,808
Depreciation and amortization of intangibles	488	943
Early extinguishment of debt	7,192	—
Other	6,225	6,184

Total expenses	30,342	17,986

Loss from continuing operations before benefit for income taxes	(3,819)	(55,207)
Benefit for income taxes	(1,549)	(22,346)

Loss from continuing operations	(2,270)	(32,861)

Discontinued operations:
(Loss) income from operations of discontinued unit	(365)	5,594
(Benefit) provision for income taxes	(4,019)	2,480

(Loss) income from discontinued operations	3,654	3,114

Net (loss) income	$1,384	$(29,747)

Weighted average common shares outstanding:
Basic	48,540	58,390
Diluted	48,792	58,390

Basic net income (loss) per common share:
Continuing operations	$(0.05)	$(0.56)
Discontinued operations	$0.08	$0.05

Total operations	$0.03	$(0.51)

Diluted net income (loss) per common share:
Continuing operations	$(0.05)	$(0.56)
Discontinued operations	$0.08	$0.05

Total operations	$0.03	$(0.51)

(1)	In accordance with FASB accounting standards the results of the DMM business have been reclassified as a discontinued operation for all periods presented.

LaBranche & Co Inc.

Condensed Consolidated Statements of Financial Condition

(all data in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)	(audited)
ASSETS

Cash and cash equivalents	$95,328	$186,737
Cash and securities segregated under federal regulations	1,327	1,727
Receivable from brokers, dealers and clearing organizations	59,685	70,270
Receivable from customers	22,227	42,790
Financial instruments owned, at fair value	2,358,370	3,378,738
Exchange memberships owned, at adjusted cost (market value of $6,266 and $5,529, respectively)	1,221	1,096
Office equipment and leasehold improvements, at cost, less accumulated depreciation and amortization of $9,253 and $15,234, respectively	11,282	11,680
Available for sale	—	32,748
Deferred tax assets	20,315	25,457
Income tax receivable	15,560	12,208
Other assets	10,407	16,712

Total assets	$2,595,722	$3,780,163

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Payable to brokers, dealers and clearing organizations	$398,039	$615,245
Payable to customers	21,133	43,515
Financial instruments sold, but not yet purchased, at fair value	1,877,903	2,568,202
Accrued compensation	5,030	9,431
Accounts payable and other accrued expenses	12,431	17,526
Other liabilities	5	12,945
Income tax payable	1,668	1,968
Available for sale	—	749
Short term debt	—	189,323

Total liabilities	2,316,209	3,458,904

Total stockholders’ equity	279,513	321,259

Total liabilities and stockholders’ equity	$2,595,722	$3,780,163

LaBranche & Co Inc.

Regulation G Requirement: Reconciliation of Non-GAAP Financial Measures

(all data in thousands, except per share data)

(unaudited)

In evaluating the Company’s financial performance, management reviews results from continuing operations excluding non-operating items. Pro-forma earnings per share is a non-GAAP (generally accepted accounting principles) performance measure, but the Company believes that it is useful to assist investors in gaining an understanding of the trends and operating results for our continuing business. Pro-forma earnings per share should be viewed in addition to, and not in lieu of, the Company’s reported results under U.S. GAAP.

Commencing the first quarter of 2010, the Company is no longer adjusting its GAAP revenues to give pro forma effect to gains/losses in its NYX shares due to the fact that the Company sold approximately 2.0 million of its 3.1 million previously-owned NYX shares, leaving the Company with approximately 1.1 million NYX shares. Therefore, the adjustments that reflected the loss in the Company’s NYX shares that were made in the Company’s earnings release for the first quarter of 2009 have been removed from this Regulation G reconciliation of non-GAAP financial measures. In the earnings release for the first quarter of 2009, the Company had adjusted reported revenues by $29.7 million to reflect the loss in fair value of the Company’s NYX shares in that period. The $29.7 million adjustment was removed in this earnings release to enable the reader to compare similar measures in each period.

The following is a reconciliation of U.S. GAAP results from continuing operations to our pro-forma results from continuing operations for the periods presented:

	Three Months Ended March 31,
	2010			2009
	Amounts as reported	(1) Adjustments	Pro forma amounts	Amounts as reported	Adjustments	Pro forma amounts
Revenues, net of interest expense, from continuing operations	$26,523	$—	$26,523	$(37,221)	$—	$(37,221)
Total expenses	30,342	(7,192)	23,150	17,986	—	17,986

(Loss) income before (benefit) provision for income taxes	(3,819)	7,192	3,373	(55,207)	—	(55,207)
(Benefit) provision for income taxes	(1,549)	2,877	1,328	(22,346)	—	(22,346)

(Loss) income from continuing operations	(2,270)	4,315	$2,045	(32,861)	—	$(32,861)

Basic per share	$(0.05)	$0.09	$0.04	$(0.56)	$—	$(0.56)
Diluted per share	$(0.05)	$0.09	$0.04	$(0.56)	$—	$(0.56)

(1)	Expense adjustment reflects the (income) expense associated with early extinguishment of the Company’s debt in accounting period.